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EX 10.48                                             Stock Option Plan Amendment
                                                       No. 5 to 1993 Omnibus.doc

                               STORAGE USA, INC.

                              AMENDMENT NO. 5 TO
                            1993 OMNIBUS STOCK PLAN


     This Amendment No. 5, dated as of February 2, 2000 to the Storage USA, Inc. 1993 Omnibus Stock Plan, as amended, recites and provides as follows:

     At a meeting held on February 2, 2000, the Board of Directors of Storage USA, Inc. (the "Company") resolved to amend the Company's 1993 Omnibus Stock Plan (the "Plan"), pursuant to paragraph 19 of the Plan, to allow an optionee to exercise vested, unexercised options for 30 days following termination of such optionee's employment with the Company, except for a termination for cause arising out of fraud, embezzlement or illegal conduct.

     NOW, THEREFORE, the following amendment to the Plan is hereby adopted:

     The first sentence of Paragraph 6 (e) is deleted in its entirety and the following substituted therefor:

     In the event of Termination (as defined below) of an optionee's status as an employee or director of the Company for any cause other than death, Disability (as defined below), fraud, embezzlement or illegal conduct, all unexercised, vested options shall terminate thirty (30) days following such Termination, or such longer period as the Committee may grant, and all unexercised, unvested options shall terminate at such Termination. In the event of a termination of an optionee's status as an employee or director of the Company for cause arising out of fraud, embezzlement or illegal conduct, all unexercised options, whether vested or unvested, shall terminate at such Termination.


     IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to be executed as of the date first above written.


                                             STORAGE USA, INC.



                                             By: \s\ John W. McConomy
                                                ------------------------------
                                                 Executive Vice President,
                                                 General Counsel and Secretary